AMENDMENT TO THE
ADVISORS SERIES TRUST
FUND ADMINISTRATION SERVICING AGREEMENT

THIS AMENDMENT dated as of the 24th day of March 2014, to the Fund Administration Servicing Agreement, dated as of June 8, 2006, as amended (the "Agreement"), is entered into by and between Advisors Series Trust, a Delaware statutory trust (the "Trust") and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to amend the fees; and

WHEREAS, Section 10 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the following;

Exhibit BB, of the agreement, is hereby superseded and replaced with Amended Exhibit BB attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ADVISORS SERIES TRUST	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Douglas G. Hess	By: /s/ Michael R. McVoy

Printed Name: Douglas G. Hess	Printed Name: Michael R. McVoy

Title: President	Title: Executive Vice President

SiM

Amended Exhibit BB to the Advisors Series Trust Fund Administration Servicing
Agreement

Name of Series                                                                                                                                             Date Added
SiM Dynamic Allocation Diversified Income Fund
SiM Dynamic Allocation Equity Income Fund

Multiple Series Trust FUND ACCOUNTING, FUND ADMINISTRATION & PORTFOLIO COMPLIANCE, AND CHIEF COMPLIANCE OFFICER (CCO) SERVICES FEE SCHEDULE at MARCH 1, 2014 to FEBRUARY 28, 2015

Annual Fee Based Upon Average Net Assets Per Fund*
___ basis points on the first $___
___ basis points on the next $___
___ basis points on the balance
Minimum annual fee:  $___ per fund
▪ Additional fee of $___ for each additional class (for the period 3/1/14 – 2/28/15)
▪ Additional fee of $___ for each additional class (beginning 3/1/15)
▪ Additional fee of $___ per manager/sub-advisor per fund

Services Included in Annual Fee Per Fund
▪ Daily Performance Reporting
▪ Advisor Information Source Web Portal
▪ USBFS Legal Administration (e.g., registration statement update)

CCO Annual Fees (Per Advisor Relationship/Fund)*
▪ $___ /fund (subject to change based on Board review and approval)
▪ $___ / sub-advisor per fund

Out-Of-Pocket Expenses
Including but not limited to pricing services, corporate action services, fair value pricing services, factor services, customized reporting, third-party data provider costs (including GICS, MSCI, etc), postage, stationery, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, expenses from Board of directors meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, conversion expenses (if necessary), and CCO team travel related costs to perform due diligence reviews at advisor or sub-advisor facilities.

Additional Services
Available but not included above are the following services – Daily compliance testing (Charles River), Section 15(c) reporting, equity attribution, electronic Board book portal (BookMark), and additional services mutually agreed upon.

* Subject to annual CPI increase, Milwaukee MSA.
Fees are billed monthly.

Advisor’s Signature below acknowledges approval of the two fee schedules on this Exhibit BB.
Strategic Income Management, LLC

By:  /s/ Tim Black

Printed Name:  Tim Black

Title:  COO                                    Date: 4/21/14

SiM

Amended Exhibit BB (continued) to the Advisors Series Trust Fund Administration Servicing
Agreement

FUND ADMINISTRATION & COMPLIANCE PORTFOLIO SERVICES SUPPLEMENTAL SERVICES FEE SCHEDULE at MARCH 1, 2014 to FEBRUARY 28, 2015

Annual Legal Administration (INCLUDED IN ANNUAL FEE)
Add the following for legal administration services in support of external legal counsel, including annual registration statement update and drafting of supplements:
▪ $___ additional minimum

Additional Services (NOT INCLUDED IN ANNUAL FEE)
▪ New fund launch – as negotiated based upon specific requirements
▪ Subsequent new fund launch – $___ /project
▪ Subsequent new share class launch – $___ /project
▪ Multi-managed funds – as negotiated based upon specific requirements
▪ Proxy – as negotiated based upon specific requirements

Daily Compliance Services (Charles River)
▪ Base fee – $___ /fund per year
▪ Setup – $___ /fund group
▪ Data Feed  – $___ /security per month

Section 15(c) Reporting
▪ $___ /fund per report – first class
▪ $___ /additional class report

Equity Attribution (Morningstar Direct)
▪ $___ first user
▪ $___ second user
▪ $___ thereafter

BookMark Electronic Board Book Portal
▪ USBFS will establish a central, secure portal for Board materials using a unique client board URL.
▪ Your Fund Administrator will load/maintain all fund board book data for the main fund board meetings and meetings.
▪ Features password-protected, encrypted servers with automatic failover.
▪ Training and ongoing system support.
▪ Accessible from your smart phone or iPad.
▪ Allows multiple users to access materials concurrently.
▪ Searchable archive.
▪ Ability to make personal comments.

Annual Fee
▪ $___ /year (includes ___ external users)

Daily Pre- and Post-Tax Performance Reporting (INCLUDED IN ANNUAL FEE)
▪ Performance Service – $___ /CUSIP per month
▪ Setup – $___ /CUSIP
▪ Conversion – quoted separately
▪ FTP Delivery – $___setup /FTP site